UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

HOTCLOUD MOBILE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52667	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2100 W. Magnolia Blvd., Suite A, Burbank, CA
91506
(Address of principal executive offices)		(Zip Code)

(866) 649-0075
Registrant's telephone number, including area code

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Sombrio Capital Corp.

11500 Harry Hines Blvd., Ste #3,

Dallas, TX 75229
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2011, Hotcloud Mobile, Inc. (formerly known as Sombrio Capital Corp.) (the “Company”) received notification that the Articles of Merger, filed with the Secretary of State of Nevada on May 12, 2011, was accepted by the Secretary of State of Nevada. Pursuant to the Articles of Merger, the Company’s wholly owned subsidiary was merged into the Company. As a result of the filing of the Articles of Merger, the Company’s corporate name was changed from Sombrio Capital Corp. to Hotcloud Mobile, Inc. (the “Name Change”).

In connection with the Name Change, the Company has also changed its symbol from “SBPP” to “HOTM”. The market effective date for the symbol change is the open of business on May 16, 2011.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMBRIO CAPITAL CORP.

Dated: May 16 , 2011	By:	/s/ David Bleeden
Name: David Bleeden
Title: Chief Executive Officer